                                  ADT LIMITED

Exhibit No. 11.1

Computation of (Loss) Earnings per Common Share

Six months ended June 30                                                                1996             1995
                                                                                          $m               $m

Net (loss) income                                                                     (347.7)            55.9
Dividends on convertible redeemable preference shares                                   (0.2)            (0.2)
                                                                                 -----------      -----------
Adjusted net (loss) income available to common shareholders -
   primary and fully diluted earnings per common share                                (347.9)            55.7
                                                                                 ===========      ===========

Six months ended June 30                                                                1996             1995
                                                                                      Number           Number

Weighted average number of common shares in issue                                129,416,324      128,090,088
Weighted average number of common stock
   equivalents in issue resulting from:
   - Executive share option schemes                                                        -        2,147,281
   - Non-voting exchangeable shares                                                        -            2,909
                                                                             ---------------  ---------------
Weighted average number of common shares in issue as used
   in the computation of primary (loss) earnings per common share                129,416,324      130,240,278
Executive share option schemes                                                             -          659,977
                                                                             ---------------  ---------------
Weighted average number of common shares in issue as used
   in the computation of fully diluted earnings per common share                           -      130,900,255
                                                                             ===============  ===============

Six months ended June 30                                                                1996             1995
                                                                                           $                $

Primary (loss) earnings per common share                                               (2.69)            0.43
                                                                                 ===========      ===========
Fully diluted earnings per common share                                                    -             0.43
                                                                                 ===========      ===========

Notes

(i) A certain number of common stock equivalents resulting from executive share option schemes are anti-dilutive in the calculation of primary and fully diluted (loss) earnings per common share in 1996 and 1995.

(ii) The effect on fully diluted earnings per common share resulting from the assumed exchange of Liquid Yield Option Notes, which were issued in July 1995, is anti-dilutive in 1996. The effect on fully diluted earnings per common share resulting from the assumed conversion of convertible redeemable preference shares is anti-dilutive in 1996 and 1995.

                                  ADT LIMITED

Exhibit No. 11.1

Computation of Earnings per Common Share

Three months ended June 30                                                              1996             1995
                                                                                          $m               $m

Net income                                                                              31.4             28.8
Dividends on convertible redeemable preference shares                                   (0.1)            (0.1)
                                                                                 -----------      -----------
Adjusted net income available to common shareholders -
   primary earnings per common share                                                    31.3             28.7
Liquid Yield Option Notes discount amortization (net
   of income taxes of $1.7 million)                                                      3.3                -
                                                                                 -----------      -----------
Adjusted net income available to common shareholders -
   fully diluted earnings per common share                                              34.6             28.7
                                                                                 ===========      ===========

Three months ended June 30                                                              1996             1995
                                                                                      Number           Number

Weighted average number of common shares in issue                                130,027,007      128,291,740
Weighted average number of common stock
   equivalents in issue resulting from:
   - Executive share option schemes                                                5,169,311        2,426,940
   - Non-voting exchangeable shares                                                        -            2,909
                                                                             ---------------  ---------------
Weighted average number of common shares in issue as used
   in the computation of primary earnings per common share                       135,196,318      130,721,589
Executive share option schemes                                                       550,552          159,301
Assumed exchange of Liquid Yield Option Notes                                     21,913,538                -
                                                                             ---------------  ---------------
Weighted average number of common shares in issue as used
   in the computation of fully diluted earnings per common share                 157,660,408      130,880,890
                                                                             ===============  ===============

Three months ended June 30                                                              1996             1995
                                                                                           $                $

Primary earnings per common share                                                       0.23             0.22
                                                                                 ===========      ===========
Fully diluted earnings per common share                                                 0.22             0.22
                                                                                 ===========      ===========

Notes

(i) A certain number of common stock equivalents resulting from executive share option schemes are anti-dilutive in the calculation of primary and fully diluted earnings per common share in 1996 and 1995.

(ii) The effect on fully diluted earnings per common share resulting from the assumed conversion of convertible redeemable preference shares is anti-dilutive in 1996 and 1995.